EXHIBIT 21.1
      The following list sets forth (i) all subsidiaries of Ryder System, Inc. at December 31, 2005, (ii) the state or country of incorporation or organization of each subsidiary, and (iii) the names under which certain subsidiaries do business.

State or Country of
Name of Subsidiary	Incorporation or Organization

1318359 Ontario Limited(1)	Canada
Ascent Logistics (Taiwan) Company Ltd.	Taiwan
Associated Ryder Capital Services, Inc.	Florida
CRTS Logistica Automotiva S.A.	Brazil
Far East Freight, Inc.	Florida
Globe Master Insurance Company	Vermont
Logicair Limited	United Kingdom
Mitchell Self Drive Limited	England
Network Vehicle Central, Inc.	Florida
Phaseking Limited	England
Road Master, Limited	Bermuda
RSI Acquisition Corp.	Delaware
RSI Holding B.V.	Netherlands
RSI Purchase Corp.	Delaware
RTI Argentina, S.A.	Argentina
RTRC Finance LP	Canada
RTR Holdings (B.V.I.) Limited	British Virgin Islands
RTR Leasing I, Inc.	Delaware
RTR Leasing II, Inc.	Delaware
Ryder Airport Operations Corp.	Florida
Ryder Argentina S.A.	Argentina
Ryder-Ascent Logistics Pte Ltd.	Singapore
Ryder Asia Pacific Pte Ltd.	Singapore
Ryder Australia Pty Ltd.	Australia
Ryder Capital Ireland	England
Ryder Capital Ireland Holdings I LLC	Delaware
Ryder Capital Ireland Holdings II LLC	Delaware
Ryder Capital S.A. de C.V.	Mexico
Ryder Capital Services Corporation	Delaware
RYDERCORP	Florida
RYDERCORP, Inc.	Delaware
Ryder de Mexico S.A. de C.V.	Mexico
Ryder Dedicated Logistics, Inc.	Delaware
Ryder Deutschland GmbH	West Germany
Ryder Distribution Services Limited	England
Ryder do Brasil Ltda.	Brazil
Ryder Energy Distribution Corporation	Florida
Ryder Europe B.V.	Netherlands
Ryder FleetProducts.com, Inc.	Tennessee
Ryder Fuel Compliance Services, LLC	Delaware
Ryder Funding LP	Delaware

State or Country of
Name of Subsidiary	Incorporation or Organization

Ryder Funding II LP	Delaware
Ryder Holding, LLC	Delaware
Ryder Hungary Logistics LLC	Hungary
Ryder, Inc. of Florida	Florida
Ryder Integrated Logistics, Inc.(2)	Delaware
Ryder International Acquisition Corp.	Florida
Ryder International, Inc.	Florida
Ryder Logistica Ltda.	Brazil
Ryder Mexican Holding B.V.	Netherlands
Ryder Mexican Investments I LLC	Delaware
Ryder Mexican Investments II LLC	Delaware
Ryder Mexican Investments I LP	Delaware
Ryder Mexican Investments II LP	Delaware
Ryder Mexicana, S.A. de C.V.	Mexico
Ryder Offshore Holdings I LLC	Delaware
Ryder Offshore Holdings II LLC	Delaware
Ryder Offshore Holdings III LLC	Delaware
Ryder Offshore Holdings LP	Delaware
Ryder Pension Fund Limited	England
Ryder Polska Sp. z o.o.	Poland
Ryder Public Limited Company	England
Ryder Puerto Rico, Inc.	Delaware
Ryder Purchasing LLC	Delaware
Ryder Realty, Inc.	Delaware
Ryder Receivable Funding, L.L.C.	Florida
Ryder Receivable Funding II, L.L.C.	Delaware
Ryder Services Corporation(3)	Florida
Ryder Servicios do Brasil Ltda.	Brazil
Ryder Servicios S.A. de C.V.	Mexico
Ryder (Shanghai) Logistics Co., Ltd.	China
Ryder Singapore Pte Ltd.	Singapore
Ryder Sistemas Integrados de Logistica Limitada(4)	Chile
Ryder St. Louis Redevelopment Corporation	Missouri
Ryder Sweden AB	Sweden
Ryder System B.V.	Netherlands
Ryder System Holdings (UK) Limited	England
Ryder System Ltd.	England
Ryder Thailand I, LLC	Florida
Ryder Thailand II, LLC	Florida
Ryder Thailand III, LLC	Florida
Ryder Thailand IV, LLC	Florida
Ryder Thailand V, LLC	Florida
Ryder Thailand VI, LLC	Florida
Ryder Truck Rental Holdings Canada Ltd.	Canada
Ryder Truck Rental, Inc.(5)	Florida

State or Country of
Name of Subsidiary	Incorporation or Organization

Ryder Truck Rental I LLC	Delaware
Ryder Truck Rental II LLC	Delaware
Ryder Truck Rental III LLC	Delaware
Ryder Truck Rental IV LLC	Delaware
Ryder Truck Rental I LP	Delaware
Ryder Truck Rental II LP	Delaware
Ryder Truck Rental Canada Ltd.(6)	Canada
Ryder Truck Rental LT	Delaware
Ryder Truckstops, Inc.	Florida
Ryder Vehicle Lease Trust 1999-A	Delaware
Ryder Vehicle Lease Trust 2001-A	Delaware
Sistemas Logisticos Sigma S.A.	Argentina
Spring Hill Integrated Logistics Management, Inc.	Delaware
Surplus Property Holding Corp.	Florida
Tandem Transport, L.P.	Georgia
Translados Americanos S De RL De CV	Mexico
TTR Logistics, LLC	Delaware
Truck Transerv, Inc.	Delaware
Unilink Contract Hire Limited	England
UniRyder Limited	England

(1)	Ontario, Canada: d/b/a Ryder Grocery Services

(2)	Florida: d/b/a UniRyder

(3)	Ohio and Texas: d/b/a Ryder Claims Services Corporation

(4)	Chile: d/b/a Ryder Chile Limitada

(5)	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin and Wyoming: d/b/a Ryder Transportation Services

Maryland and Virginia: d/b/a Ryder/ Jacobs Michigan: d/b/a Atlas Trucking, Inc. Michigan: d/b/a Ryder Atlas of Western Michigan

(6)	French Name: Location de Camions Ryder du Canada Ltee.

Canada: d/b/a	Ryder Integrated Logistics Ryder Dedicated Logistics Ryder Canada